UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 31, 2020

(Date of earliest event reported)

Asure Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3700 N. Capital of Texas Hwy, Suite 350, Austin, TX	78746
(Address of principal executive offices)	(Zip Code)

512-437-2700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ASUR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 31, 2020, J. Randall Waterfield informed our board of directors of his resignation as a board member of Asure Software, Inc. (the “Company”) effective immediately. His decision to resign was not due to any disagreement on any matter relating to our operations, policies or practices. Mr. Waterfield served on the Company’s Compensation Committee, Governance and Nominating Committee and Audit Committee.

On April 1, 2020, our board of directors amended the Company’s Third Amended and Restated Bylaws to increase the size of the board of directors to eight. To fill the vacancies created by the resignation of Mr. Waterfield and the increase in the size of the board of directors, our board of directors elected Bjorn Reynolds, Laureen DeBuono and Carl Drew to serve as directors until the next annual meeting of stockholders or until each of their successors is duly elected and qualified, effective immediately.

Mr. Reynolds, age 44, is the founder of Safeguard Global and has served as its CEO since 2005. Prior to founding Safeguard Global, he served as Payline Sales Director at Ceridian from 2000 to 2005. He has been recognized in Payroll World’s Top 50 in 2015, as a “Game Changer” by Workforce magazine in 2012 and has been nominated as EY’s “Entrepreneur of the Year.”

Ms. DeBuono, age 62, has over 30 years of executive management experience as president and CEO, COO, CFO and General Counsel of various public and private companies in San Francisco and Silicon Valley. She has been serving as Partner Emeritus at FLG Partners since 2018 and will be its Managing Partner effective May 2020. She was a Partner in FLG Partners from 2011 to 2017. Ms. DeBuono is a member of the State Bar of California.

Mr. Drew, age 60, has served as the CFO of Harvard Maintenance, Inc. since 2014 and also as its COO since 2018. He has extensive experience working with capital markets as CFO for CompuPay, Inc., Interval International, Pollo Tropical, GL Homes, Theater Acquisitions Group, and others.

Mr. Reynolds, Ms. DeBuono and Mr. Drew do not have any family relationships with any of our executive officers or directors. There are no arrangements or understandings between and amongst Mr. Reynolds, Ms. DeBuono, Mr. Drew and any other person pursuant to which each one was elected as a director. There are no related party transactions between Mr. Reynolds, Ms. DeBuono, Mr. Drew and the Company that require disclosure.

Lastly, Rhonda Parouty, the Company’s COO, left the Company effective March 31, 2020. Subject to customary conditions, following cessation of her employment, Ms. Parouty will be entitled to receive severance pay amounting to $150,000 less applicable withholdings and lawful deductions to be paid in accordance with our normal pay practices.

On April 6, 2020, the Company issued a press release announcing changes to its board members and executive leadership. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 1, 2020, the Company amended its Third Amended and Restated Bylaws to increase the size of its board of directors to eight directors. A copy of the amendment to the Company’s Third Amended and Restated Bylaws is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Amendment No. 1 to Third Amended and Restated Bylaws
99.1	Press Release of the Company dated April 6, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: April 6, 2020	By:	/s/ Kelyn Brannon
Kelyn Brannon, Chief Financial Officer